Exhibit 10.1

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

THIS BOARD REPRESENTATION AND STANDSTILL AGREEMENT (this “Agreement”), dated as of July 23, 2012, is entered into by and between (i) Concurrent Computer Corporation, a Delaware corporation (the “Company”), on the one hand, and (ii) Singer Children’s Management Trust, a New Jersey trust, Trust A-4, a Delaware trust, and Milfam II L.P., a Georgia limited partnership (together, the “Investors”), Karen Singer and Lloyd I. Miller, III, in their individual capacities (the “Investor Affiliates,” and together with the Investors, the Investor Affiliates, and the Affiliates and Associates of each of the foregoing, the “Investor Group”), and Robert M. Pons and Dilip Singh, in their individual capacities (each a “Nominee” and collectively, the “Nominees”), on the other hand.

WHEREAS, as of the date hereof, the members of the Investor Group, collectively, beneficially own, in the aggregate, the number of shares of the Company’s common stock, par value $0.01 per share (“Common Shares”), set forth on Schedule A; and

WHEREAS, the Company, the Investor Group and the Nominees desire to undertake the actions and agreements contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
DEFINITIONS

The following terms, as used in this Agreement, have the following meanings:

(a)            the terms “Affiliate” and “Associate” have the respective meanings given to such terms in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall include Persons who become Affiliates or Associates of any Person subsequent to the date of this Agreement;

(b)            the terms “beneficial owner” and “beneficially own” have the respective meanings given to such terms in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(c)            the term “Derivative Instrument” means any profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Company or with a value derived in whole or in part from the value of any class or series of securities of the Company or any derivative or synthetic arrangement having characteristics of a long position in any class or series of securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of securities of the Company, or otherwise;

(d)           the terms “Person” or “Persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(e)            the term “Voting Securities” means Common Shares and any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for Common Shares or such other securities.

ARTICLE 2
BOARD REPRESENTATION

2.1	Director Nominee

(a)           Having considered the request of the Investors that the Nominees, individuals mutually selected by the Investors and the Company, be appointed to the Company’s board of directors (the “Board”), and having received the consent of the Nominees to act as directors of the Company, the Nominating Committee of the Board (the “Nominating Committee”) has reviewed the nominations and has recommended the appointment of the Nominees as directors of the Company on the terms set out in this Agreement.  Based upon such recommendation, concurrent with the execution and delivery of this Agreement, the Board has as of this date (i) elected the Nominees as directors of the Company, to serve until the annual meeting of stockholders of the Company in 2012 (the “2012 Meeting”) and (ii) subject to compliance by each member of the Investor Group and the Nominees with all of the terms of this Agreement and the Nominees continuing to satisfy all of the Conditions, determined to nominate the Nominees for election as directors of the Company and recommend in favor of their election by stockholders at the 2012 Meeting.  If the Nominees are elected by the Company’s stockholders to serve as directors of the Company at the 2012 Meeting, then subject to compliance by each member of the Investor Group and the Nominees with all of the terms of this Agreement and the Nominees continuing to satisfy all of the Conditions, the Nominees shall serve until the annual meeting of stockholders of the Company in 2013 (including any adjournment or postponement thereof) (the “2013 Meeting”), or until their earlier death, resignation, disqualification or removal.

(b)          The Company acknowledges that each Nominee has satisfied all of the conditions to each Nominee’s nomination for election as a director of the Company at the 2012 Meeting under the Company’s Bylaws, policies and procedures, and the Nominees and each member of the Investor Group have provided to the Company the information that is required to be disclosed for candidates for directors in a proxy statement under the federal securities laws or applicable rules and regulations of The Nasdaq Stock Market.

(c)           Upon becoming a director of the Company, and at all times while serving as a director of the Company, each Nominee shall: (i) comply with all reasonably customary policies, procedures, processes, codes, rules, standards and guidelines generally applicable to members of the Board, including, without limitation, the Company’s code of conduct, Insider Trading Policy (the “Trading Policy”) and corporate governance guidelines; and (ii) keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and committees of the Board, unless previously disclosed publicly by the Company.

(d)           The Company, each member of the Investor Group and each Nominee acknowledges and agrees that:

(i)             if, prior to each Nominee’s nomination or election to the Board at the 2012 Meeting, a Nominee is or otherwise becomes unable or unwilling to serve as a director of the Company, the Investors shall have the right to designate another individual for appointment as a replacement nominee until one of the Investors’ designees is approved and appointed to serve as the replacement nominee, provided, however, that such replacement nominee shall be required to sign a joinder agreement agreeing to be bound by the terms and provisions of this Agreement;

(ii)            if, following such election to the Board, each Nominee is or otherwise becomes unable or unwilling to serve as a director of the Company, then the Company shall be under no obligation to nominate or appoint to the Board any replacement director for such Nominee; and

(iii)           the Company shall be under no obligation to nominate the Nominees or any other designee of the Investors for election to the Board at the 2013 Meeting.

2.2	Conditions

(a)           Notwithstanding anything to the contrary in this Agreement, each Nominee shall, at all times while serving on the Board, satisfy the following conditions as reasonably determined by the Board (such conditions referred to as the “Conditions”);

(i)             meet all independence and other standards under applicable rules of The Nasdaq Stock Market and the SEC and applicable provisions of the Exchange Act; and

(ii)            be qualified to serve as a director under Delaware law.

(b)           Each Nominee shall promptly advise the Chairperson of the Nominating Committee in writing in the event that such Nominee ceases to satisfy any of the Conditions.

(c)           Notwithstanding anything to the contrary in this Agreement, if at any time while a Nominee serves as a director of the Company (i) such Nominee ceases to satisfy any of the Conditions or breaches any of his obligations under Section 2.1(c), or (ii) any member of the Investor Group fails to comply with any of the terms of this Agreement, then, after a period of ten business days to cure any such failure or breach after written notice from the Company, upon the written request of the Board to the Investors, each Nominee shall resign from the Board immediately, and such Nominee shall deliver his written resignation to the Board forthwith.

2.3	Nature of Rights

Notwithstanding anything to the contrary in this Agreement, the rights and privileges set forth in this Article 2 shall be personal to each member of the Investor Group and each Nominee and may not be transferred or assigned to any Person.

2.4	Termination of the Company’s Obligations and Resignation of the Nominee

Notwithstanding anything to the contrary in this Agreement, if, at any time, the members of the Investor Group, collectively, cease to beneficially own, in the aggregate, at least 7.5% of the outstanding Voting Securities, then upon notice from the Board to the Investors (which notice shall be given in the discretion of the Board), the obligations of the Company under Section 2.1(a) shall terminate immediately, whereupon, if any Nominee(s) is then serving as a director of the Company, if requested by the Company, the Investors shall promptly cause the Nominee(s) to resign from the Board immediately and such Nominee(s) shall deliver his written resignation to the Board forthwith.

2.5	Termination of the Obligations of the Investor Group and the Nominees

Notwithstanding anything to the contrary in this Agreement, if at any time the Board changes its nomination of the Nominees or its recommendation in favor of the election of the Nominees at the 2012 Meeting, the obligations of the Investor Group and the Nominees under this Agreement shall terminate immediately unless earlier terminated under this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Investors and the Investor Affiliates

The Investors and the Investor Affiliates, jointly and severally, represent and warrant to the Company that:

(a)           each of the Investors and each of the Investor Affiliates is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (if applicable) and has all requisite power and authority to execute and deliver this Agreement;

(b)           this Agreement has been duly executed and delivered by each of the Investors, each of the Investor Affiliates and each Nominee;

(c)           this Agreement constitutes the valid and binding agreement of each of the Investors, each of the Investor Affiliates and each Nominee, enforceable against each of the Investors, each of the Investor Affiliates and each Nominee in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect;

(d)           as of the date of this Agreement, (i) the members of the Investor Group, collectively, beneficially own, in the aggregate, the number of Common Shares set forth on Schedule A, and (ii) such Common Shares constitutes all of the Voting Securities beneficially owned by the members of the Investor Group;

(e)           each Nominee satisfies the Conditions; and

(f)            no member of the Investor Group, directly or indirectly (i) owns beneficially or of record any Derivative Instruments, (ii) beneficially owns, or has any rights or options, or is party to any proxy, contact, arrangement, agreement or understanding to acquire or vote, any Common Shares or Derivative Instruments or (iii) beneficially owns, or has any rights or options, or is party to any proxy, contact, arrangement, agreement or understanding to acquire any debt securities of the Company.

3.2	Representations and Warranties of the Company

The Company represents and warrants to the Investors that:

(a)           the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement;

(b)           this Agreement has been duly executed and delivered by the Company;

(c)           the Board as approved the appointment of the Nominees to the Board effective as of the date of the signing of this Agreement; and

(d)           this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.

ARTICLE 4
COVENANTS

4.1	Covenants of the Investor Group

(a)           Except as otherwise requested by the Board, the Investors and the Investor Affiliates shall cause all Voting Securities beneficially owned, directly or indirectly, by each of the Investors and the Investor Affiliates and any other members of the Investor Group, or over which any of them exercise control or direction, to be present for quorum purposes and to be voted, at the 2012 Meeting in accordance with the Board’s recommendation with respect to each of the Company’s nominees for election to the Board.

(b)           Each of the Investors and the Investor Affiliates agrees that, through the 2012 Meeting, no member of the Investor Group shall, unless specifically requested or authorized in writing by a resolution of a majority of the directors of the Company (not including the Nominees), directly or indirectly, in any manner, alone or in concert with others:

(i)             except as already in effect as of the date hereof and previously disclosed in the Investor 13D, form, join, encourage, influence, advise or in any way participate in any partnership, limited partnership, syndicate or other group, including, without limitation, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities or otherwise in any manner agree, attempt, seek or propose to deposit any Voting Securities into any voting trust or subject any Voting Securities to any voting or similar arrangement, other than solely with other members of the Investor Group with respect to the Voting Securities now or hereafter owned by them;

(ii)            (A) make, or in any way encourage or participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a−1(l)(2)(iv) under the Exchange Act) or consents to vote, or seek to advise, encourage or influence any Person with respect to the voting of, any Voting Securities; or (B) otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a−1(l)(2)(iv) under the Exchange Act or otherwise regarding the Board, the Company, or the management, policies, strategies, affairs or business of the Company;

(iii)           (A) initiate, propose or otherwise “solicit” (as such terms are used in the proxy rules of the SEC) stockholders of the Company for the approval of any stockholder proposal or cause or encourage any Person to initiate any such stockholder proposal; (B) participate in, or take any action pursuant to, any “stockholder access” proposal that may be adopted by the SEC, whether in accordance with proposed Rule 14a−11 under the Exchange Act or otherwise; (C) seek to call, or request the call of, or call a special meeting of the stockholders of the Company; or (D) make a request for a list of the Company’s stockholders or other Company records;

(iv)          support or participate in any “withhold the vote” or similar campaign with respect to the Company or the Board, or seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the Board, including any nomination of any candidate to stand for election to the Board at the 2012 Meeting, other than the Nominees or other directors nominated by the Board; or seek the removal of any member of the Board;

(v)           otherwise take, or make any public disclosure, announcement or statement (including, without limitation, the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) with respect to any intention, plan or arrangement to take (or in support of any intention, plan or arrangement of a third party to take), any action that is inconsistent with, any provision of this Agreement, or (B) that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, any of its directors or officers or any individual who has served as a director or officer of the Company;

(vi)          (vi) enter into any affirmative discussions or communications, or enter into any arrangement, understanding or agreements (whether written or oral) with, or encourage, advise, assist, finance or facilitate, any Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

(vii)         otherwise take, or solicit, cause or encourage others to take, any action that would not be permitted by any of the foregoing.

(c)           Nothing in this Section 4.1 shall limit any actions that may be taken by each Nominee acting solely as a director of the Company consistent with his fiduciary duties as a director to the Company’s stockholders.

4.2	Confidential Information and Other Related Matters

Each of the Investors and the Investor Affiliates acknowledges that each of the Nominees has received a copy of the Trading Policy and will be required to comply the terms of such policy, which will restrict each such Nominee from disclosing confidential information regarding the Company to the Investors and the Investor Affiliates.

4.3	Public Announcements and Securities Filings

(a)           The Investors, the Investor Affiliates and the Company shall announce this Agreement and the material terms hereof by a joint press release in the form attached hereto as Exhibit A (the “Press Release”) on, or as soon as practicable after, the date hereof.

(b)           The Investors and the Investor Affiliates shall promptly prepare and file an amendment (the “13D Amendment”) to their Schedule 13D/A with respect to the Company filed with the SEC on June 27, 2012 (the “Investor 13D”), and any amendments thereto, reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder.  The 13D Amendment shall be consistent with the Press Release and the terms of this Agreement.  The Investors and the Investor Affiliates shall provide the Company with reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company.

ARTICLE 5
GENERAL

5.1	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Company:	Concurrent Computer Corporation
4375 River Green Parkway, Suite 100
Duluth, Georgia 30096
	Attention:	Executive Vice President
	Facsimile:	(678) 258−3933

If to any member of the	Karen Singer
Investor Group:	212 Vaccaro Drive
Cresskill, New Jersey 07626
	Facsimile:	(201) 750-0415

5.2	No Third-Party Beneficiaries

Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Persons other than the parties and their respective successors (it being understood in the case of the death of any Nominee, his heirs, administrators, executors and personal representatives shall have no such rights, benefits or remedies but shall be subject to any confidentiality or non-disclosure obligations that would have been applicable to such Nominee in the absence of his death) and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party, nor shall any provisions give any third Persons any right or subrogation over action against any party.

5.3	Securities Laws

Each of the Investors and the Investor Affiliates acknowledge that the members of the Investor Group are aware and that the members of the Investor Group have been advised that the federal securities laws prohibit any Person having non-public material information about a company from purchasing or selling securities of that company.

5.4	Communications

Except as may be otherwise agreed with the Company from time to time, no members of the Investor Group (other than a Nominee to the extent acting in his capacity as a member of the Board consistent with his fiduciary duties as a director to the Company’s stockholders) will initiate or cause to be initiated (other than through the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, the Company’s General Counsel or such other Person(s) as the Company may designate in writing) any communication relating to the business of the Company or its Affiliates, in each case, with any officer, director or employee of the Company or any of its Affiliates.

5.5	Governing Law

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. The parties and their respective Affiliates and Associates: (a) irrevocably and unconditionally consent and submit to the jurisdiction of the Court of Chancery of the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth at the end of this Agreement shall be effective service of process for any action, suit or proceeding brought against them; (c) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the Court of Chancery of the State of Delaware; and (d) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this Agreement that is brought in the Court of Chancery of the State of Delaware has been brought in an inconvenient forum.

5.6	Assignment; Successors

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors (except, in the case of the Nominees, as provided in Section 5.2).  No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise.

5.7	Amendments; Waivers

Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective.  No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

5.8	Entire Agreement

This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.  No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.  The parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.

5.9	Counterparts

To facilitate execution, this Agreement may be executed in any number of counterparts (including by facsimile transmission or e-mail), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

5.10	Captions

The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

5.11	Specific Performance

The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Concurrent Computer Corporation

By:
Name: Kirk Somers
Title: Executive Vice President

Singer Children’s Management Trust, by
Karen Singer, its trustee

By:
Name: Karen Singer
Title: Trustee

Trust A-4, by Milfam LLC, its advisor

By:
Name: Lloyd I. Miller, III
Title: Managing Member

Milfam II L.P., by Milfam LLC, its general partner

By:
Name: Lloyd I. Miller, III
Title: Managing Member

Karen Singer

By:

Signature Page to Board Representation and Standstill Agreement

Lloyd I. Miller, III

By:

NOMINEES:

Robert M. Pons

Dilip Singh

Signature Page to Board Representation and Standstill Agreement

Schedule A

Common Shares Beneficially Owned by the Investor Group

Singer Children's Management Trust	559,987

Trust A-4 - Lloyd I. Miller	242,280

Milfam II L.P.	242,009

Exhibit A

Press Release